SUPPLY AGREEMENT

     This Agreement made as of the 29th day of April, 1996, by and between Ambac International Corporation ("Ambac"), a Delaware corporation having its principal place of business at I-77 at Killian Road, Columbia, South Carolina and Electronic Fuel Control, Inc. ("EFC"), a Georgia corporation having its principal place of business at Suite 210, 4851 Georgia Highway, Forest Park, Georgia.

     WHEREAS, Ambac has developed and sold dual fuel control systems for various engine applications as set forth in Attachment A;

     WHEREAS, EFC has developed gaseous fuel technology and mixing devices for use in the conversion system under which naturally aspirated and turbo charged internal combustion engines can be fueled with compressed or liquefied natural gas or propane, or converted to the use of multiple fuels; and

     WHEREAS, EFC has approached Ambac to develop a duel fuel control system for use with the EFC gaseous fuel technology mixing device in a dual fuel conversion system.

1.   DEFINITIONS

     For the purposes of this Agreement, the following terms shall have these respective meanings:

     EFC Dual Fuel Control Systems and Components" shall mean an electronically controlled, closed loop, speed and load sensitive, controller system, and components thereof, meant to control both diesel and gas fuels, proportionately metering both fuels via electronic control and said system shall be specifically developed for and adapted to a EFC Gaseous Fuel


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     Technology Mixing Device(s) as such term is defined below.

     "EFC Gaseous Fuel Technology Mixing Device" shall mean the electronically controlled, closed loop natural gas/diesel conversion system initially developed by Frank Davis.

     "Ambac Products" shall mean the products sold hereunder.

     "Dual Fuel Control Systems and Components" shall mean an Ambac developed electronic controller system, and components thereof, meant to control both diesel and gas fuels, proportionately metering both fuels via electronic control, and which is not developed specifically for EFC and for which Ambac did not use Proprietary Information, as such term is defined hereunder, of EFC in the development thereof.

2.   DEVELOPMENT

     Ambac agrees to design and develop an EFC Dual Fuel Control System(s) and Components for use with the EFC Gaseous Fuel Technology Mixing Devices. Ambac shall immediately begin development of an analog EFC Dual Fuel Control System and upon mutual agreement of the parties, it will commence development of a digital EFC Dual Fuel Control System. Ambac shall establish proprietary part numbers in the name of EFC for the EFC Dual Fuel Control System(s) and Components.


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3.   EXCLUSIVE SALES RIGHTS

     A. Ambac agrees to sell EFC Dual Control Systems and Components only to EFC for a period of twenty (20) years from the date hereof and all parties requesting information from Ambac on EFC Dual Control Systems and Components and EFC Gaseous Fuel Technology Mixing Device shall be referred by Ambac to EFC.

     B. After successful completion of development and testing of the first EFC Dual Fuel Control Systems and Components required hereunder, agreement on price(s) and the exhaustion of existing EFC supplies of its current dual fuel control systems (including EFC's existing inventory of and its open orders for its current dual fuel control systems), EFC agrees to purchase from Ambac, its requirements for dual fuel control systems for its EFC Gaseous Fuel Technology Mixing Device(s) for a period of twenty (20) years from the date hereof and upon the terms set forth herein; provided, however, that the technology and price for components will allow EFC to remain competitive and that Ambac is able to satisfy EFC's product requirement as requested on a timely basis and that the products purchased hereunder conform to industry quality standards. If Ambac becomes non-competitive hereunder, it shall have an opportunity meet the competitive conditions.

     C. Ambac shall retain the right to sell Dual Fuel Control Systems and Components to any party; provided, however, Ambac shall be prohibited


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     from selling to any party other than EFC,  any Dual Fuel Control  System(s)
     developed by Ambac which are identical or similar to the EFC Dual Fuel Control System(s) to be developed hereunder.

4.   SALES TERMS

     A. On or prior to the completion of development of the respective EFC Dual Fuel Control Systems and Components, the parties shall mutually agree on price terms for each component thereof.

     B. All purchase orders placed by EFC with Ambac for Ambac Products sold hereunder shall be subject in all respects to the terms and conditions of this Agreement, including the Ambac's Standard Terms and Conditions of Sale, attached hereto as Exhibit A and such terms and conditions of this Agreement shall apply in lieu of any terms and conditions on EFC's purchase order forms or other related documents.

     C. EFC shall make payment for the Ambac Products purchased pursuant to this Agreement in accord with the terms as set forth in EFC's Terms and Conditions which are attached hereto as Exhibit B. Ambac shall have the right to change the Terms and Conditions set forth in Exhibit A and B hereto, applicable to all unaccepted orders upon 120 days written notice to EFC.

     D. EFC will not return any of the Ambac Products purchased hereunder for credit or exchange unless and until EFC receives Ambac's consent. Ambac shall not unduly withhold consent for the return of components supplied by Ambac that are subject to coverage under the Ambac Warranty, as such


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     term is  defined  below,  due to a  defect  attributable  to  Ambac  or its vendors, which consent will not be unreasonably withhold and the decision rendered by Ambac in each case shall be in accordance with industry custom, standards and practice.

5.   WARRANTY

     Ambac Products sold under this Agreement shall be subject to Ambac's then current standard warranty provisions covering the Ambac Products which are contained in Ambac's Warranty Administration Manual ("Ambac Warranty"). Any changes from Ambac's standard warranty policy must be agreed to by both parties in writing.

6.   OWNERSHIP OF TECHNOLOGY

     Ambac shall retain all technological rights to the EFC Dual Fuel Control Systems and Components and EFC shall retain all technological rights to the EFC Gaseous Fuel Technology Mixing Device(s); provided, however, that the technology to the EFC Dual Fuel Control Systems and Components is not covered under the existing patents owned by the Davis Family Trust.

7.   CONFIDENTIALITY

     In connection with the performance of this Agreement, Ambac and EFC contemplate the possible disclosure to each other of portions of certain "Proprietary Information" (defined below) of the disclosing party.


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     A. For the purpose of this Agreement,  the term  "Proprietary  Information"
     shall mean any and all technical information bearing an appropriate confidentiality notice which is originated or collected by the disclosing party, whether recorded in documentary form or otherwise, relating to the design, construction, operation, manufacture, testing, servicing and/or selling  EFC Dual Fuel  Control  Systems and EFC  Gaseous  Fuel  Technology
     Mixing   Devices   including   without    limitation,    design   concepts,
     specifications, drawings, manufacturing procedures, parts lists, test procedures and data, bill of materials, performance data, names and addresses of components suppliers and service and maintenance manuals.

     B. The receiving party agrees that it will maintain Proprietary Information received from the other party hereto in strict confidence using the same standard of care it uses in protecting its own Proprietary Information and it will not disclose to any third party such Proprietary Information unless and until it is released from this obligation in writing by the other party hereto. The receiving party may disclose Proprietary Information only to its employees necessarily in the use thereof for the purposes set forth herein. The receiving party agrees to advise such employees of the confidential nature of the Proprietary Information and of the existence and importance of this Agreement and the terms protecting the confidentiality of Proprietary Information.


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     C. The receiving  party will not use such  Proprietary  Information for any purpose other than those set forth herein.

     D. The obligations of this Agreement shall not apply to any part of the Proprietary Information which the receiving party can show to have been in the public domain or in the receiving party's possession at the time of the disclosure hereunder.

8.   TERM AND TERMINATION

     A. This Agreement shall continue in force and effect for a period of twenty
     (20) years from the date hereof, unless it is otherwise terminated by either party for "good cause", which shall include, but not be limited to any material or repetitive breach by either party of any obligation, policy, procedure or requirement set forth in this Agreement, if such party shall fail to correct such breach within forty-five (45) days after receipt of written notice, which notice shall specify the grounds for such breach.

     B. In the case of a  termination,  the  terminating  party shall give sixty
     (60) days prior written notice of termination to the other party. The forty-five (45) day period provided above to allow for cure of a breach shall, for purposes of calculating the sixty (60) days notice period, be included as part of such sixty (60) day period.

     C. Within thirty (30) days after the effective date of termination, EFC shall pay all monies due and owing hereunder. EFC shall pay interest on any past due balances at the rate of fifteen percent (15%) per annum and


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     shall  also pay the  Company's  cost of  collection,  including  reasonable attorney fees. 9. NOTICES

     All notices or communications are permitted to be sent by one party to the other under the provisions of this Agreement shall be in writing and shall be deemed sufficiently sent if transmitted by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Ambac:      Ambac International Corporation
                       P.O. Box 85
                       Columbia, SC 29202
                       Attention: President

     If to EFC:        Electronic Fuel Control, Inc.
                       Suite 210
                       4851 Georgia Highway 85
                       Forest Park, GA 30050
                       Attention: Frank Davis & J. R. Harper

10.  ASSIGNMENT

     This Agreement is not assignable by either party without the other party's prior written consent, which consent will not be unreasonably withheld; provided, however, either party may assign this Agreement to a successor entity acquiring all or substantially all of the property, assets and business of either party.

11.  WAIVER

     That the failure by either party to enforce any term or condition of this Agreement shall not constitute a waiver of that party's right to enforce the same term or condition upon the occasion of a subsequent default or breach.


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12.  SEVERABILITY

     If one or more provisions of this Agreement shall be held, by a court or other adjudicatory body, to be unenforceable for any reason, such finding shall in no manner affect the enforceability of the remaining provisions of this Agreement.

13.  CHOICE OF LAW

     This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, U.S.A.; without regard to the principles of conflict of laws thereof.

14.  RESOLUTION OF DISPUTES

     In the event of any dispute or difference arising out of or relating to this Agreement or the breach thereof, the parties shall use their best efforts to settle such disputes or differences. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interest, to reach a just and equitable solution satisfactory to both parties. If the parties do not reach such solution within a period of thirty (30) days, then the disputes or differences shall finally be settled and determined by a single arbitrator under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The arbitration shall be held and the award shall be deemed to be made in Augusta, Georgia. The decision and award of the arbitrator shall be final and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction.


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15.  FORCE MAJEURE

     Neither party shall be liable for failure to perform any part of this Agreement when such failure is due to strikes, riots, fires, wars, acts of God, or any other contingencies beyond the reasonable control of the parties.

16.  AMENDMENT

     This   Agreement  may  not  be  modified  or  terminated   orally,   an  no
     modification, termination, or attempted waiver shall be valid unless set forth in writing signed by all of the parties hereto.

17.  BINDING AGREEMENT

     That this Agreement shall be binding and conclusive upon and inure to the benefit of the respective parties hereto and their respective successors, heirs, assigns, executors, administrators and legal representatives.

18.  ENTIRE AGREEMENT

     A. That this Agreement together with the Exhibits hereto are a part of this Agreement as though set forth in full herein.

     B. That this Agreement together with the Exhibits hereto, contains the entire agreement of the parties hereto, and this Agreement supersedes any and terminates all previous agreements made between the parties hereto.

19.  EFFECTIVE DATE

     This Agreement shall commence as of the date it is fully executed by both parties hereto.

AMBAC INTERNATIONAL                                ELECTRONIC FUEL CONTROL, INC.
CORPORATION

       /s/ Laurence D. Hurwitz                          /s/ Robby E. Davis
       -----------------------                          ------------------
By:    Laurence D. Hurwitz                         By:  Robby E. Davis
its    General Counsel &                           its  President
       Assistant Secretary

                                    Exhibit A

                      Standard Terms and Conditions of Sale

1.   PURCHASE ORDERS

The Buyer agrees that the terms and conditions set forth herein shall be applicable to all quotations and purchase orders covering the sale of Seller's products and services and shall supersede all printed terms and conditions set forth in Purchase Orders used by the Buyer, Seller shall not be deemed to have waived these terms and conditions of sale if it fails to object to terms and conditions appearing in Buyer's purchase orders and Buyer's acceptance of products or services called for in said orders shall constitute the Buyer's acceptance of these terms and conditions of sale as the only terms applicable to the purchase of such goods or services.

2.   PRICES

Prices are subject to adjustment in accordance with provisions contained elsewhere herein. In addition to the stipulated purchase price of the goods, any and all taxes (not including any income or excess profits taxes) that may be imposed by any taxing authority, arising from the sale, delivery, or use of the goods and for which the Seller may be held responsible for collection or payment either on its own behalf or on behalf of the Buyer, shall be paid by the Buyer to Seller upon the Seller's demand.

3.   DELIVERY, TITLE AND RISK OF LOSS

All goods shall be delivered to the Buyer F.O.B. the Seller's factory. Title to and the risk of loss of or damage to all goods sold hereunder shall remain with the Seller until, and shall pass to the Buyer upon, delivery of the goods to the Buyer or any agent of the Buyer, including a common carrier or warehouse.

4.   INSPECTION

If upon receipt and inspection of goods by Buyer at destination, such goods shall appear not to be in conformance with the Contract, the Buyer shall, within thirty (30) days after the receipt hereof, notify the Seller of such condition and afford Seller a reasonable opportunity to inspect the goods and make any appropriate adjustment or replacement. The remedies afforded Buyer under the Paragraph 7 hereof entitled "Warranty" shall be exclusive for defective goods discovered upon inspection but shall not be cut off by reason of Buyer's failure to discover the defect in the goods within the inspection period provided above this paragraph.

5.   PAYMENT

Unless otherwise provided, payment for goods purchased and delivered under this Contract shall be made in U.S. dollars at the prices stipulated within thirty
(30) days after the date of delivery to the F.O.B. point. Buyer shall not delay payment for goods pending inspection under Paragraph 4 above.

6.   PACKAGING

The goods to be delivered hereunder shall be packed and packaged in accordance with sound commercial practice for domestic shipment. Unless otherwise provided, export or other special packaging will be at additional charge to the Buyer.

7.   EXCUSABLE DELAYS

Buyer acknowledges that the goods called for hereunder are to be manufactured by or for Seller to fulfill this order and that the delivery dates are based on the assumption that there will be no delay due to causes beyond the reasonable control of Seller. Seller shall not be charged with any liability for delay or non-delivery when due to delays of supplier, acts of God or the public enemy, compliance in good faith with any applicable foreign or domestic governmental regulation or order whether or not it proves to be invalid, fires, riots, labor disputes, unusually severe weather or any other cause beyond the reasonable control of Seller. To the extent that such causes actually retard deliveries on the part of the Seller, the time for the performance shall be extended for as many days beyond the date thereof as is required to obtain removal of such causes. This provision shall not, however, relieve Seller from using its best efforts to avoid or remove such causes. This provision shall not, however, relieve Seller from using its best efforts to avoid or remove such causes and continue performance with reasonable dispatch whenever such causes are removed.

8.   LIMITATION ON LIABILITY

The price allocable in this Contract to any product or service alleged to be the cause of any loss or damage to the Buyer shall be ceiling limit on Seller's liability, whether founded in Contract or tort (including negligence), arising out of, or resulting from (i) this Contract or the performance of breached thereof, (ii) the design, manufacture, deliver, sale, repair, replacement or
(iii) the use of any such product or the furnishing of any such service. In no event shall Seller have any liability of any incidental or consequential damages.

9.   COMPLIANCE WITH FAIR LABOR STANDARDS ACT

Seller hereby certifies that goods sold hereunder which are produced or manufactured in the United States are produced in compliance with the Fair Labor Standards Act of 1938, as amended. All requirements as to the certificate contemplated in the October 26, 1949 amendment shall be considered as satisfied by the certification.

EXHIBIT A.EF

                                    EXHIBIT B

                            EFC Terms and Conditions

TERMS:   2% Net 10th Proximo